SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT

Pursuant to Section 13(d) of The Securities Exchange Act of 1934

Date of Report:  March 2, 1997          Commission File No. 0-1830

BOWL AMERICA INCORPORATED
(exact name of registrant as specfied in charter)

STATE OF MARYLAND                             54-0646173
(State of Incorporation)           (I.R.S. Employer Identification No.)

6446 Edsall Road, Alexandria, VA  22312
(Address of Principal Executive Office   Zip Code)

703-941-6300
(Registrant's Telephone Number, Including Area Code)

INFORMATION TO BE INCLUDED IN REPORT

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

         Milton Lyons has resigned as a member of the Board of Directors for personal reasons but will continue to be associated with the Company as a Director Emeritus. The Board of Directors, pursuant to the Company's bylaws, has replaced Mr. Lyons with Allan L. Sher as a member of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWL AMERICA INCORPORATED
Registrant

Leslie H. Goldberg
Leslie H. Goldberg
President

Date:  March 2, 1997